Exhibit 4.8

EXECUTION VERSION

Joinder Agreement to Registration Rights Agreement

WHEREAS, Beagle Acquisition Corp., a Delaware corporation (“Beagle”), and the Initial Purchasers (as defined in the Registration Rights Agreement referenced below) heretofore executed and delivered a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), providing for the registration rights with respect to the Registrable Securities (as defined therein); and

WHEREAS, in connection therewith, Emdeon Inc., a Delaware corporation (the “Company”), and each Guarantor (as defined in the Registration Rights Agreement) that was originally not a party thereto have agreed to join in the Registration Rights Agreement pursuant to this agreement (this “Joinder Agreement”) on the date hereof.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, the Company and each Guarantor hereby agree for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Registration Rights Agreement and acknowledges and agrees with the Initial Purchasers that by its execution and delivery hereof it shall (i) join and become a party to the Registration Rights Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Registration Rights Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Registration Rights Agreement.

2. Counterparts. This Joinder Agreement may be executed in two or more counterparts each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart thereof.

3. Amendments. No amendment, modification or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties thereto,

4. Headings. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

5. CONSTRUCTION. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

[Remainder of Page Intentionally Blank]

EMDEON INC.

By:	/s/ Gregory T. Stevens
Name:	Gregory T. Stevens
Title:	Secretary

EBS MASTER LLC

EXPRESSBILL LLC

THE SENTINEL GROUP SERVICES LLC

ENVOY LLC

EQUICLAIM, LLC

MEDIFAX-EDI, LLC

CHAPIN REVENUE CYCLE MANAGEMENT, LLC

HEALTHCARE TECHNOLOGY MANAGEMENT SERVICES LLC

DAKOTA IMAGING LLC

INTERACTIVE PAYER NETWORK LLC

CLAIMS PROCESSING SERVICE LLC

KINETRA LLC

ADVANCED BUSINESS FULFILLMENT, LLC

ERX NETWORK, L.L.C.

EMDEON FUTUREVISION LLC

ERX AUDIT, L.L.C.

EBS HOLDCO I, LLC

EBS HOLDCO II, LLC

EMDEON BUSINESS SERVICES LLC

MEDE AMERICA OF OHIO LLC

By:	/s/ Gregory T. Stevens
Name:	Gregory T. Stevens
Title:	Secretary

[2019 Registration Rights Agreement Joinder Signature Page]

IXT SOLUTIONS, INC. CHAMBERLIN EDMONDS HOLDINGS, INC. CHAMBERLIN EDMONDS & ASSOCIATES, INC. MEDI, INC. MEDIFAX, INC. MEDIFAX-EDI HOLDING COMPANY MEDIFAX-EDI HOLDINGS, INC. MEDIFAX-EDI SERVICES, INC.

By:	/s/ Gregory T. Stevens
Name:	Gregory T. Stevens
Title:	Secretary

[2019 Registration Rights Agreement Joinder Signature Page]